                                                                      EXHIBIT 21

 Subsidiaries of the Registrant (1), (2) and (3)

                              At December 31, 1998

                                                    Percentage of
                                                  Voting Securities
                                                      Owned by        State or
                                                      Immediate      Country of
                                                      Parent(s)     Organization
                                                  ----------------- ------------
Ancon Insurance Company, Inc. ...................        100         Vermont
Esso Australia Resources Ltd. ...................        100         Delaware
 Delhi Petroleum Pty. Ltd. ......................        100         Australia
Esso Eastern Inc. ...............................        100         Delaware
 Esso Hong Kong Limited..........................        100         Hong Kong
 Esso Malaysia Berhad............................         65         Malaysia
 Esso Production Malaysia Inc. ..................        100         Delaware
 Esso Sekiyu Kabushiki Kaisha....................        100         Japan
 Esso Singapore Private Limited..................        100         Singapore
 Esso (Thailand) Public Company Limited..........         87.5       Thailand
 Exxon Energy Limited............................        100         Hong Kong
   Castle Peak Power Company Limited (5).........         60         Hong Kong
 Exxon Yemen Inc.................................        100         Delaware
 General Sekiyu K.K.(6)..........................         50.103     Japan
 Tonen Kabushiki Kaisha(5).......................         25         Japan
Esso Exploration and Production Chad Inc. .......        100         Delaware
Esso Italiana S.p.A.(7)..........................        100         Italy
Esso Standard (Inter-America) Inc. ..............        100         Delaware
Esso Standard Oil S.A. Limited...................        100         Bahamas
Exxon Asset Management Company...................         75.5       Delaware
Exxon Capital Holdings Corporation...............        100         Delaware
 Exxon Capital Corporation.......................        100         New Jersey
   Exxon Capital Investment, Inc.................        100         Delaware
Exxon Chemical Asset Management Partnership(8)...        100         Delaware
 Exxon Mobile Bay Limited Partnership(9).........        100         Delaware
   Paxon Polymer Company, L.P. II(10)............        100         Delaware
Exxon Chemical Eastern Inc.......................        100         Delaware
 Exxon Chemical Singapore Private Limited........        100         Singapore
   Singapore Aromatics Company Private (5).......         50         Singapore
Exxon Chemical HDPE Inc. ........................        100         Delaware
Exxon Chemical Interamerica Inc. ................        100         Delaware
 Exxon (Barbados) Foreign Sales Corporation......        100         Barbados
Exxon Credit Corporation.........................        100         Delaware
Exxon Holding Latin America Limited(11)..........        100         Bahamas
 Esso Chile Petrolera Limitada(12)...............        100         Chile

                                                          Percentage of
                                                        Voting Securities
                                                            Owned by
                                                            Immediate     State or Country of
                                                            Parent(s)         Organization
                                                        ----------------- --------------------
Exxon International Holdings, Inc. ...................         100        Delaware
 Esso Aktiengesellschaft(13)..........................         100        Germany
   BRIGITTA Erdgas und Erdoel GmbH, Hannover(4)(5)....          50        Germany
   Elwerath Erdgas und Erdoel GmbH, Hannover(4)(5)....          50        Germany
   Mineraloelraffinerie Oberrhein GmbH & Co. KG(5)....          25        Germany
 Esso Austria Aktiengesellschaft(14)..................         100        Austria
 Esso Exploration and Production Norway AS............         100        Norway
 Esso Holding Company Holland Inc.....................         100        Delaware
   Esso Holding B.V. .................................         100        Netherlands/Delaware
    Esso N.V./S.A. (15)...............................         100        Belgium/Delaware
   Exxon Chemical Antwerp Ethylene N.V. (16)..........         100        Belgium
    Fina Antwerp Olefins N.V.(5)......................          35        Belgium
   Esso Nederland B.V. ...............................         100        Netherlands
   Exxon Chemical Holland Inc. .......................         100        Delaware
    Exxon Chemical Holland B.V. ......................         100        Netherlands
   Exxon Funding B.V. ................................         100        Netherlands
    Esso Capital B.V. ................................         100        Netherlands
   Nederlandse Aardolie Maatschappij B.V. (4)(5)......          50        Netherlands
 Esso Holding Company U.K. Inc. ......................         100        Delaware
   Esso UK plc........................................         100        England
    Esso Exploration and Production UK Limited(17)....         100        England
    Esso Petroleum Company, Limited...................         100        England
   Exxon Chemical Limited.............................         100        England
   Exxon Chemical Olefins Inc. .......................         100        Delaware
 Esso Norge AS .......................................         100        Norway
 Esso Sociedad Anonima Petrolera Argentina............         100        Argentina
 Esso Societe Anonyme Francaise.......................           81.548   France
 Esso (Switzerland)...................................         100        Switzerland
Exxon Minerals International Inc......................         100        Delaware
 Compania Minera Disputada de Las Condes Limitada(18).         100        Chile
Exxon Overseas Corporation............................         100        Delaware
 Exxon Chemical Arabia Inc............................         100        Delaware
   Al-Jubail Petrochemical Company(4)(5)..............          50        Saudi Arabia
 Exxon Equity Holding Company.........................         100        Delaware
 Exxon Overseas Investment Corporation................         100        Delaware
   Exxon Financial Services Company Limited...........         100        Bahamas
   Exxon Ventures Inc. ...............................         100        Delaware
    Exxon Azerbaijan Limited..........................         100        Bahamas
 Mediterranean Standard Oil Co........................         100        Delaware
   Esso Trading Company of Abu Dhabi..................         100        Delaware
Exxon Pipeline Holdings, Inc. ........................         100        Delaware
 Exxon Pipeline Company...............................         100        Delaware
Exxon Rio Holding Inc.................................         100        Delaware
 Esso Brasileira de Petroleo Limitada(19).............         100        Brazil
Exxon Sao Paulo Holding Inc. .........................         100        Delaware
Exxon Worldwide Trading Company.......................         100        Delaware
Imperial Oil Limited..................................           69.6     Canada
International Colombia Resources Corporation(20)......         100        Delaware
SeaRiver Maritime Financial Holdings, Inc. ...........         100        Delaware
 SeaRiver Maritime, Inc. .............................         100        Delaware
Societe Francaise EXXON CHEMICAL......................           99.359   France
 Exxon Chemical France................................         100        France
 Exxon Chemical Polymeres SNC(21).....................         100        France

---------------------
NOTES:
 (1) For purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
 (2) With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
 (3) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary.
 (4) The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.
 (5) The investment in this unconsolidated person is represented by the registrant's percentage interest in the underlying net assets of such person.
 (6) Dual ownership; of the 50.103%, 48.571% is owned by Esso Eastern Inc. and 1.532% is owned by Esso Sekiyu Kabushiki Kaisha.
 (7) Dual ownership; of the 100%, 90% is owned by Exxon Corporation and 10% by Exxon Overseas Corporation.
 (8) Dual ownership; of the 100%, 68.4% is owned by Exxon Corporation and 31.6% is owned by Exxon Asset Management Company.
 (9) Dual ownership; of the 100%, 81.4% is owned by Exxon Chemical Asset Management Partnership and 18.6% is owned by Exxon Corporation.
(10) Dual ownership; of the 100%, 98% is owned by Exxon Mobile Bay Limited Partnership and 2% is owned by Exxon Chemical HDPE Inc.
(11) Dual ownership; of the 100%, 79.822% is owned by Exxon Corporation and 20.178% is owned by Esso Standard (Inter-America) Inc.
(12) Dual ownership; of the 100%, 99% is owned by Exxon Holding Latin America Limited and 1% is owned by Exxon Corporation.
(13) Dual ownership; of the 100%, 99.998% is owned by Exxon International Holdings, Inc. and 0.002% is owned by Exxon Corporation.
(14) Dual ownership; of the 100%, 99.9996% is owned by Exxon International Holdings, Inc. and 0.0004% is owned by Exxon Corporation.
(15) Dual ownership; of the 100%, 99.99997% is owned by Esso Holding B.V. and 0.00003% is owned by Exxon Chemical Holland Inc.
(16) Dual ownership; of the 100%, 99.9994% is owned by Esso Holding B.V. and 0.0006% is owned by Exxon Chemical Holland Inc.
(17) Dual ownership; of the 100%, 98% is owned by Esso UK plc and 2% is owned by Exxon Holding Company U.K. Inc.
(18) Dual ownership; of the 100%, 99.9999852% is owned by Exxon Minerals International Inc. and 0.0000148% is owned by Exxon Holding Latin America Limited.
(19) Dual ownership; of the 100%, 90% is owned by Exxon Rio Holding Inc. and 10% is owned by Exxon Sao Paulo Holding Inc.
(20) Dual ownership; of the 100%, 55% is owned by Exxon Corporation and 45% is owned by Esso Holding Company Holland Inc.
(21) Dual ownership; of the 100%, 98% is owned by Societe Francaise EXXON CHEMICAL and 2% is owned by Exxon Chemical France.